UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

24/F Xiwang Tower, No. 136, Zhongshan Road, Zhongshan District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 5015 2581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Executive Management Changes

On and effective as of December 27, 2013, the Board of Directors (the “Board”) of Andatee China Marine Fuel Services Corporation (the “Company”) approved the following changes to the Company’s executive management:

(i) Following Wang Hao’s resignation as the Company’s Chief Financial Officer (CFO), which resignation was not for cause or for any disagreements with the Company, the Board appointed Mr. Quan Zhang, the Company’s deputy CFO, as the Company’s Interim CFO, effective immediately. Mr. Zhang has held the title of the Company’s deputy CFO since January 2013. From January 2012 to December 2012, he was Director of Commerce at the Fujia Group, a property and hotel management company. Prior to that engagement, from November 2006 to June 2011, Mr. Zhang was Finance Department Director at the Shide Group. Mr. Zhang studied at the Dongbei University of Finance and Economics, graduating with a degree in accounting in 2000. There is no arrangement or understanding between Mr. Zhang and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between him and any executive officers and directors. Further, there are no transactions involving the Company which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act. In addition, the Board also approved the terms and provisions of Zhang’s base salary of RMB150,000 per annum, subject to review by the Board.

(ii) Following An Fengbin’s resignation as the Company’s Chief Executive Officer (CEO), which resignation was not for cause or for any disagreements with the Company, the Board promoted and appointed Wang Hao to the offices of the Company’s CEO, effective immediately. Mr. An will remain the Company’s Chairman of the Board. Mr. Wang Hao was appointed as the Company’s CFO in December 2012. From August 2007 to May 2010, he was Chief Financial Officer and Vice President of BoYuan Construction Group, Inc., a residential and commercial construction company in the PRC (BOY.TO). From May 2010 to December 2012, Mr. Wang was Chief Executive Officer of Business International Capital Limited, a financial consulting firm. There is no arrangement or understanding between Wang Hao and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between him and any executive officers and directors. Further, there are no transactions involving the Company which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act. In addition, the Board also approved the terms and provisions of Wang Hao’s base salary of USD$150,000 per annum, subject to review by the Board for subsequent increases on an annual basis.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wang Hao
Wang Hao, CEO

Date: January 3, 2014